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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 16, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of HMI Industries Inc. on Form 10-K for the year ended September 30, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statement of HMI Industries Inc. on Form S-8 (File No. 333-47153, effective March 2, 1998).

/s/ Grant Thornton LLP
Cleveland, Ohio
December 16, 2004